Exhibit 10.1

Charter

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Metrospaces, Inc. (the “Corporation”) shall have the composition, responsibilities, powers, duties and authority specified in this Charter.

I.      Purposes. The Compensation Committee’s purpose is to:

      Review and approve corporate goals and objectives relevant to the Corporation’s Chief Executive Officer (the “CEO”) compensation, evaluate, in consultation with the Board, the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation;

      Review and approve non-CEO compensation;

      Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans;

      Produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement or annual report on Form 10-K;

      Advise the Board on the compensation of non-employee directors;

      Administer such stock-based compensation plans of the Corporation as may be adopted by the Board from time to time (collectively, the “Plans”);

      Perform such other duties and responsibilities expressly delegated to the Compensation Committee by the Board from time to time.

II.      Composition, Appointment and Procedures.

      The Compensation Committee shall consist of at least one member of the Board. Each such member shall be an “independent director” (i) as set forth in NASDAQ Stock Market Listing Rule 5605(a)(2) or as required for Compensation Committee members by the New York Stock Exchange and (ii) as set forth in the rules and regulations of the Securities and Exchange Commission.

      The members of the Compensation Committee shall be appointed by the Board and shall continue to act until their successors are appointed. Members shall be subject to removal at any time by the Board. In deciding whom to appoint, the Board shall take into consideration each potential member’s experience and background, including any specialized knowledge in the areas of executive compensation, employee benefits, and labor and employment law. In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the board of directors shall consider all factors specifically relevant to determining whether a director has a relationship to the Corporation which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:

        the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Corporation to such director; and

        whether such director is affiliated with the Corporation , a subsidiary of the Corporation or an affiliate of a subsidiary of the Corporation

      The Compensation Committee shall meet at least four times each year, including at least one time in executive session without management.

      The Compensation Committee may delegate any of its duties to a subcommittee comprising one or more members of the Compensation Committee.

III.     Principles. The Compensation Committee shall be guided by the following principles:

      Compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance the performance of the Corporation and its affiliates;

      Compensation arrangements shall promote ownership of the stock of the Corporation to align the interests of management and stockholders;

      Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation;

      In approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration;

      Cash incentive compensation plans for senior executives shall link pay to achievement of financial goals set in advance by the Compensation Committee; and

      Compensation for non-employee directors shall promote ownership of stock of the Corporation to align the interests of such directors and stockholders.

IV.     Duties and Responsibilities.

The Compensation Committee shall:

      Set annual and long-term performance goals for the CEO and evaluate, in consultation with the Board, the CEO’s performance against those goals and the performance of the Corporation’s peer companies, and determine and approve the CEO’s compensation based on this evaluation;

      Review and approve the annual salaries, bonuses and other executive benefits of all other executive officers of the Corporation;

      Administer the Plans, including, but not limited to, selecting participants, making grants and awards, setting performance targets and interpreting the terms and provisions of the Plans, and adopting operating rules necessary to implement the Plans and conform with government requirements;

      Periodically review the performance of the Plans and their rules and make any necessary revisions to assure that the purposes of the Plans are met;
      Review new executive compensation programs, review on a periodic basis the operation of the Corporation’s executive compensation programs to determine whether they are properly coordinated and reasonably relate to executive performance, and periodically review policies for the administration of executive compensation, including management perquisites;

      Review annually director compensation; and

      Report to the Board and the Corporation’s stockholders with respect to the foregoing.

V.      Additional Authority and Operation. The Compensation Committee shall:

      As the Compensation Committee may, in its sole discretion, deem appropriate, retain and obtain the advice of a compensation consultant, independent legal counsel or other adviser (each of the foregoing, an “adviser”), who shall report directly to the Compensation Committee, on such terms and conditions, including termination and fees, as the Compensation Committee in its sole discretion shall approve. Notwithstanding the foregoing, the Compensation Committee may select an adviser only after taking into consideration, all factors relevant to that person’s independence from management, including the following:

        The provision of other services to the Corporation by the person that employs the adviser;

        The amount of fees received from the Corporation by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

        The policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

        Any business or personal relationship of the adviser with a member of the Compensation Committee;

        Any stock of the Corporation owned by the adviser; and

        Any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the Corporation.

      Request that any of the Corporation’s officers, employees, outside counsel or other consultants attend a meeting of the Compensation Committee or meet with any of the Compensation Committee’s members or consultants;

      Annually review the Compensation Committee’s performance and Charter, which shall include evaluating each member’s qualifications, attendance, understanding of the Compensation Committee’s responsibilities and contribution to the functioning of the Compensation Committee, and recommend any proposed changes to the Board for approval;

      Review, and if considered in the interest of the Corporation, authorize and approve, contracts and other arrangements between the Corporation and persons who serve as directors of the Corporation other than those specifically provided in this Charter, provided that no such contract or arrangement between the Corporation and a member of the Compensation Committee shall be so reviewed or approved; and

      Report to the Board with respect to the foregoing.